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10.4  Shareholders Agreement between the state of Parana and Domino Holdings
      S.A. dated September 4, 1998 .............................................

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                  [cover page handwritten entirely in English]

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                                                                    EXHIBIT 10.4


                            SHAREHOLDERS' AGREEMENT
                  COMPANHIA DE SANEAMENTO DO PARANA - SANEPAR

The STATE OF PARANA, a legal entity under Brazilian public law, herein represented by its State Secretary of Finance, Dr. Giovanni Gionedis, hereinafter the STATE, and DOMINO HOLDINGS S/A, a company domiciled at Av. Candido de Abreu, no. 651, 4 andar, Curitiba, Parana, recorded in the Taxpayer Registry under No. 02.358.947/0001-02, [herein represented] by its undersigned legal representatives, hereinafter the COMPANY, each individually designated in this document as PARTY or jointly, as PARTIES;

Whereas, the STATE is the controlling shareholder of COMPANHIA DE SANEAMENTO DO PARANA - SANEPAR (hereinafter SANEPAR);

Whereas, the STATE was authorized by State Law No. 11.963 of December 19, 1997 to sell shares it owns in the capital stock of SANEPAR, although it must retain a minimum ownership of 60% (sixty percent) of all common shares;

Whereas, based on the aforementioned legislative authorization, the STATE decided to sell a block of 39.71% (thirty-nine and seventy-one hundredths percent) of the common shares it owns in the capital stock of SANEPAR to a shareholder who can contribute managerial experience to the modernization and optimization of the performance of SANEPAR, [these shares] to be held by it, the shareholder, or by its subsidiaries, parent companies, or companies under common control;

Whereas, the STATE understands that it is necessary, in order to achieve its objectives, to set rules for working with the new shareholder and establish the general principles for conducting the business of SANEPAR, and the conditions governing the exercise of the right to vote at SANEPAR'S administrative bodies and shareholder meetings by means of a Shareholders' agreement;

They resolve to enter into this SHAREHOLDERS' AGREEMENT, pursuant to and for the purposes of Art. 118 of Law No. 6.404 of December 15, 1976, which will be governed by the following clauses and conditions:


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ONE - OBJECTIVE OF THE SHAREHOLDERS' AGREEMENT

1.1 The objective of this Shareholders' agreement is to govern the relationship between the PARTIES in their capacity as holders of shares having the right to vote at SANEPAR'S general shareholders' meetings (hereinafter the SHARES), as well as the rules of conduct of the PARTIES and their representatives on the administrative bodies of SANEPAR.

1.2 In order to achieve the aforementioned objective, the PARTIES will exercise the right to vote at the general shareholders' meetings of SANEPAR, and will ensure that their representatives on the administrative bodies act in accordance with the provisions of this Agreement, always subject to the interests of SANEPAR, approving and ensuring that resolutions and decisions are approved in the manner and time provided herein.

TWO - THE PARTIES' STAKE IN THE VOTING CAPITAL OF SANEPAR

2.1 The PARTIES' stake in the voting capital of SANEPAR as of the date of this Agreement is as follows:

      STATE: 60% (sixty percent), represented by 173,902,122 (one hundred seventy-three million nine hundred two thousand one hundred twenty-two) SHARES;

      COMPANY: 39.71% (thirty-nine and seventy-one one-hundredths percent), represented by 115,106,273 (one hundred fifteen million one hundred six thousand two hundred seventy-three) SHARES.

2.2 Any and all shares issued by SANEPAR that are subscribed or purchased by the PARTIES during the life of this Agreement will be deemed subject to it as of the time they are issued, subscribed or purchased, and all rights regarding them will be exercised only in accordance with the rules and conditions stipulated in this Agreement.


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2.3   The terms and conditions of this Agreement also apply to exercise of the right to vote that may be attributed to preferred shares owned by either of the PARTIES according to the terms of the Law of Stock Corporations.

THREE - EXERCISE OF THE RIGHT TO VOTE AT GENERAL SHAREHOLDERS' MEETINGS

3.1 The PARTIES hereby agree to appear and to vote at the general shareholders' meetings of SANEPAR in accordance with the provisions of this Shareholders' agreement, availing themselves of all the SHARES that they hold, and voting in a block when the deliberation has to do with:

(a) any amendment to the bylaws of SANEPAR (hereinafter the BYLAWS) having to do with its corporate purpose; the issuance of new shares with voting rights, the creation of new types or classes of shares or a modification of the rights that already exist, the authority, composition and operation of its bodies (General Shareholder Meeting, Board of Directors, and Management Board) and the determination of income (including the formation of reserves, the setting and distribution of dividends and of interest rates on own capital);

(b) issuance of bonds that are convertible into shares with voting rights, and of subscription certificates of shares with voting rights, creation of beneficiaries, redemption and retirement of shares of SANEPAR.

(c) merger, split-up, takeover, dissolution or liquidation of SANEPAR (including the selection of the liquidator and approval of its accounts);

(d) distribution of a dividend in a percent other than the obligatory percent established in the BYLAWS and in this AGREEMENT; and

(e) compensation of the members of the Board of Directors and the Management Board of SANEPAR.


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3.2   The PARTIES will meet, in order to seek a consensus with regard to matters set forth in agendas for shareholders' meetings of SANEPAR whose purpose is to deliberate on any of the matters referred to in item 3.1 above, represented by duly authorized individuals, 2 (two) days prior to the date designated for the respective meeting in the first call.

3.2.1 The advance meetings will be called by either of the PARTIES, and will take place in the city of Curitiba. The decisions made at these meetings will be recorded in minutes. The meeting call will be delivered by means of an official notice, and may be delivered personally, by registered letter, or by means of a fax.

3.2.2 If there is consensus between the PARTIES with regard to the subject matter to be deliberated upon at the respective general shareholders' meeting, the PARTIES will vote in a block, in strict conformity with the decision made by them at the advance meeting.

3.2.3 If consensus is not reached at the advance meeting with regard to the content of the mailer to be deliberated upon, the PARTIES will vote nay on the proposal at the general shareholders' meeting.

3.2.4 The provisions of this item will not apply to the selection of the regular and alternate members of the Board of Directors of SANEPAR, who will be appointed individually by each of the PARTIES in the manner established in Clause Four below.

3.3 Any exercise by either of the PARTIES of the right to vote at the general shareholders' meetings of SANEPAR that is not in accordance with the provisions herein established, will result in the nullity of the decision so made, without prejudice to the right of the interested PARTY to enforce the specific performance of the obligation not satisfied.

FOUR - COMPOSITION AND FUNCTIONING OF THE ADMINISTRATIVE BODIES

4.1 SANEPAR will be managed by a Board of Directors and by a Management Board, which will be composed and will function in accordance with the BYLAWS and the provisions of this Agreement.


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4.2   The Board of Directors of SANEPAR will be made up of 9 (nine) regular members and an equal number of alternates. One member will be the chairman and another will be the vice chairman. They will be elected for a term of 3 (three) years, and may be re-elected.

4.2.1 The STATE will have the right to appoint 5 (five) of the regular members of the Board of Directors and their respective alternates, and the COMPANY will have the right to appoint 3 (three) regular members and their respective alternates, subject to legal requirements. The remaining member and his respective alternate will be appointed by the employees of SANEPAR.

4.2.2 Each PARTY will indicate to the other, 48 (forty-eight) hours prior to the occurrence of the shareholders' meeting, the persons chosen by them to fill the positions on the Board of Directors. Both PARTIES agree to vote in a block on the persons so indicated, whose names may not be rejected unless legal requirements are not satisfied.

4.2.3 The chairman and the vice chairman of the Board of Directors will be selected by all the Board members at the first meeting to take place after the start of their term, from among the regular members appointed by the STATE and by the COMPANY.

4.2.4 If a decision is made to vote using the multiple vote process, the PARTIES will be required to distribute their votes so as to reflect the composition of the Board of Directors established in this Agreement.

4.2.5 If any regular board member's seat becomes vacant, that board member will be replaced his alternate. At the first general shareholders' meeting thereafter, the PARTIES will vote to elect a replacement appointed by the same PARTY that appointed the member to be replaced.

4.2.6 Neither of the PARTIES may dismiss a board member, whether a regular or alternate, elected to the Board of Directors by appointment of the other PARTY. However, if either of the PARTIES wishes to dismiss a board member, whether a regular or alternate, that was appointed by it, the other PARTY will vote in favor of the dismissal and will elect, in his stead, another board member appointed by the same PARTY that appointed the member who was dismissed.


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4.2.7 If any board member fails to vote in accordance with the wishes of the
      PARTY that appointed him, then, subject to the provisions of Art. 154, and its paragraphs, of Law No. 6.404 of December 15, 1976, his deliberation will be deemed invalid, and the PARTIES will take the necessary steps to replace that member, if this is requested by either of the PARTIES.

4.3 At general shareholders' meetings involving deliberations on the BYLAWS of SANEPAR, the PARTIES agree to vote to establish the authority of the Board of Directors to make decisions, among other items, on the following matters:

(a)   setting the general direction of SANEPAR'S business;

(b) electing and dismissing, in the manner set forth in this Agreement, members of the Management Board;

(c) deliberating, prior to their execution, on contracts between SANEPAR and any of its shareholders or companies that are its parent companies, its subsidiaries, or are under common control;

(d) deliberating, pursuant to a proposal by the Management Board, with regard to the sale of or establishment of mortgages on the fixed assets of SANEPAR, and about SANEPAR'S provision of guarantees to third parties, for individual amounts greater than 0.5% (one half of one percent) of the net assets of SANEPAR;

(e) deliberating, pursuant to a proposal by the Management Board, with regard to loans and financing to be entered into by SANEPAR that are greater than 2.0% (two percent) of the net assets of SANEPAR;

(f)   calling general shareholders' meetings;

(g) overseeing the activity of the Management Board, with the authority to examine, at any time, the books and papers of SANEPAR and to request information regarding contracts entered into or in the process of being entered into, as well as regarding any other administrative matters or acts that it deems of interest;


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(h)   expressing an opinion in advance on management's report and on the accounts of the Management Board;

(i) selecting, and, if applicable, dismissing SANEPAR'S independent auditors, from among internationally known companies authorized by the Securities Commission to audit public companies;

(j) deciding on proposals for allocation of profits for the fiscal year, subject to the provisions of item 7.3 below;

(k) approving the expense and salary plan, as well as the salary policy of SANEPAR; and

(l) deliberating, pursuant to a proposal by the Management Board, on the exercise of the vote at general shareholders' meetings of affiliates and subsidiaries of SANEPAR, when having to do with matters covered in SANEPAR'S BUSINESS PLAN (as defined below);

4.4 The meetings of the Board of Directors will be called by means of a written notice sent at least 7 (seven) days in advance and containing the list of the matters to be discussed. These meetings may be deemed validly convened when at least 3 (three) board members are present. Decisions will be made by a majority of the votes of the board members present. If there is a tie, the chairman will cast the deciding vote.

4.4.1 A qualified quorum will be required for decisions of the Board of Directors regarding the matters set forth in letters "c", "d", "e", "h", "i", "j", "k" and "l" of item 4.3 above, which will require a favorable vote of 7 (seven) board members.

4.5 At general shareholders' meetings where deliberation takes place regarding the BYLAWS of SANEPAR, the PARTIES agree to vote in favor of having the current management of SANEPAR be carried out by a Management Board made up of 7 (seven) Directors, who may or may not be shareholders, appointed as President, New Business Director, Supervising Director, Financial Director, Director of Market Relations, Director of Operations and Administrative Director. The Directors will be elected by the Board of Directors for a 3 (three) year term, in the manner established below.


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4.5.1 The President, Director of New Business, Director of Market Relations,
      Director of Operations and Administrative Director will be elected by the Board of Directors from among names presented by the STATE, based on criteria of technical and professional ability; the Supervising Director, Director of Operations and Financial Director will also be elected by the Board of Directors from among names presented by the COMPANY, and also on the basis of criteria of technical and professional ability.

4.5.2 For the purposes of the preceding sub item, each of the PARTIES will present the names of the candidates they are entitled to select for the positions on the Management Board to the chairman of the Board of Directors 48 (forty-eight) hours prior to the meeting. From these names the members of the Board of Directors will elect the respective position holders.

4.5.3 In view of the limitation established in Art. 143, ss.1 of Law No. 6.404/76, each of the PARTIES will reserve the right to appoint 1 (one) Managing Director who is, at the same time, a member of the Board of Directors of SANEPAR. A third member of the Management Board may also be a member of the Board of Directors, and appointed for each term by each of the PARTIES on an alternating basis.

4.5.4 If there is a vacancy in any of the positions of the Management Board, the respective replacement will be elected from among names indicated by the same PARTY that appointed the person replaced.

4.5.5 The PARTIES recognize that the election of the Management Board of SANEPAR in the manner described in the preceding sub items is an essential condition to ensuring the contribution of each PARTY to the management of SANEPAR. Therefore, any resolution regarding the election of the members of the Management Board referenced in the preceding item that does not comply with the provisions herein established will be invalid with regard to SANEPAR, and a new election must take place immediately that strictly observes the preceding sub items.

4.6 The Management Board will be responsible for the daily management of company business, subject to the provisions of the BYLAWS, the resolutions of the General Shareholders' Meeting, the resolutions of the Board of Directors and the terms of this Agreement.


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4.7   Without prejudice to their other powers, the Director of Operations, the
      Financial Director and the Administrative Director will share the power to prepare and approve:

(a) the organization plan of SANEPAR and the issuance of the respective regulations, as well as their respective modifications;

(b) the BUSINESS PLAN (as defined below), as well as its updates and revisions, including schedules, amount and allocation of investments provided for therein;

(c) the ANNUAL BUDGET (as defined below), which will reflect the BUSINESS PLAN then in effect, as well as any investment or expenditure not provided for in the approved ANNUAL BUDGET that, individually or together, exceeds 0.5% (one half of one percent) of SANEPAR'S ANNUAL BUDGET.

4.7.1 If no consensus is reached among the Directors specified in this item 4.7 regarding the matters set forth herein, the decision will be made by the majority, and the mailer must necessarily be submitted for approval by the Management Board, meeting as a group. The Management Board may only approve or reject it, without making any modifications.

4.7.2 If a matter submitted to the Management Board in accordance with the terms of the preceding sub item is not approved by it, it will justify its decision and notify the directors responsible for the proposal of that decision. The directors will review the decision and decide, by majority, whether to make any change in its content and resend it to the Management Board for deliberation. If approval is still not obtained, and the impasse remains between the directors responsible for preparing the documents and the Management Board, each Director will decide, within his area of authority, whether to implement temporarily the plans referred to in letters "a" and "b" of item 4.7 above, using the same amount of resources set forth in the ANNUAL BUDGET for the prior fiscal year, adjusted for the change in the IGP-M (General Price Index - Market) published by the Fundacao Getulio Vargas.


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4.8   Any decision made by any of the members of the administrative bodies of
      SANEPAR that does not comply with the provisions herein established or with the voting wishes given by either of the PARTIES to their respective representatives as set forth in this Agreement, subject to the provisions of Art. 154, and its paragraphs, of Law No. 6.404 of December 15, 1976, will result in the invalidity of the decision so made, and a new meeting will take place to review the matter, in accordance with the provisions of this Agreement.

FIVE - REGULATIONS REGARDING CONDUCT OF BUSINESS

5.1 SANEPAR will have the following items as principal elements of its management, which its administrative bodies are to observe strictly:

(a) a business plan (hereinafter the BUSINESS PLAN), that will contain the plans and projections for the period of 2 (two) fiscal years of SANEPAR, revisable semi-annually, subject to the procedures set forth in item 4.7 above. The BUSINESS PLAN will cover in detail activities and strategies (including any expansion plans), new investments and business opportunities (including at subsidiaries and affiliates), the amounts to be invested or in some other way contributed through SANEPAR's own capital or by third parties, as well as the expected return,

(b) an annual budget (hereinafter the ANNUAL BUDGET), that reflects and details revenues and operating expenses, costs and investments, cash flow, investments made with its own capital or third party funds, and other information that the management of SANEPAR deems necessary.

5.2 The PARTIES agree to direct their representatives on the administrative bodies of SANEPAR according to the following principles and objectives:

(a) SANEPAR will maintain a service quality standard compatible with that required by the competent authorities, and will gradually seek to achieve higher standards compatible with those practiced by companies of the same economic segment that are recognized to be efficient;


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(b)   the PARTIES, in their capacity as shareholders of SANEPAR, and also
      SANEPAR, will always perform their respective activities in a manner that is compatible with the highest ethical standards;

(c) the PARTIES will act with loyalty towards SANEPAR, and will refrain from practicing, for themselves, their parent companies, subsidiaries or any company that is under common control with them, acts that could constitute conflicts of interest with SANEPAR, and each undertakes to notify the other of the existence of any circumstance that could lead to such conflict. Conflict of interest is understood to mean, for the purposes of this Agreement, any situation that results in one PARTY gaining an advantage to the detriment of SANEPAR, the other PARTY or the other shareholders of SANEPAR.

(d) To the extent that its economic and financial situation allows, SANEPAR will consider the possibility of making a distribution of its excess funds.

5.3 If either of the PARTIES presents SANEPAR with opportunities to participate in new undertakings in the basic sanitation sector, such PARTY will reserve the right, for itself, its parent companies, subsidiaries or any company that is under common control with it, to become a partner of SANEPAR in order to participate in such undertakings, if SANEPAR decides to participate in them.

SIX - OPERATING ACTIVITIES OF SANEPAR

6.1 In view of the fact that to achieve the objectives set forth in this Agreement, the STATE established that SANEPAR will seek new technologies for its operating activities, and that the sale of the SHARES by the STATE and their purchase by the COMPANY presumed the execution of this strategy in the provision of the public service, the PARTIES recognize that it is essential to this Agreement that SANEPAR contract with a company that will be responsible for transferring the necessary operating technology to achieve the following goals and objectives:


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(a)   achieving qualitative improvement of the services currently provided by
      SANEPAR, according to quality, accessibility and universalization standards compatible with those existing in developed markets;

(b) application and development of new technologies in sanitation services to be provided in the state of Parana, modernization of operations and introduction of telecomputing;

(c) reduction of the mismatch that currently exists between demand and supply of the sanitation service, with the consequent expansion of waste service and treatment in SANEPAR'S concession areas;

(d)   implementation of the Quality and Productivity Program;

(e) establishment of means for efficient communication between end users and SANEPAR that are of a quantity and quality capable of providing rapid attention to service requests.

6.2 Subject to the principles established herein, as well as the criteria set forth in the preceding item, the PARTIES will ensure that their representatives on the administrative bodies of SANEPAR proceed, within 90 (ninety) days of the execution of this Agreement, to carry out the acts necessary to initiate the implementation of the above provisions, by means of a standard bidding procedure, for the purpose of contracting a basic sanitation services operator with recognized experience and ability, which will be responsible for transferring the operating technology needed to achieve the aforementioned goals.

SEVEN - DISTRIBUTION OF SANEPAR'S INCOME

7.1 SANEPAR'S funds will be managed so as to ensure the highest possible return for its shareholders, subject to the safety and investment standards set forth in the BUSINESS PLAN and the ANNUAL BUDGET of SANEPAR.


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7.2   The PARTIES agree to vote, at the general shareholders' meetings of
      SANEPAR that address the distribution of income, to approve the distribution of the obligatory annual dividend and/or interest on own capital, according to the terms of the BYLAWS and the Law of Stock Corporations.

7.3 Aside from the aforementioned obligatory annual dividend, the PARTIES agree to approve the distribution, as an additional dividend and/or as interest on SANEPAR's own capital, of at least an additional 25% (twenty-five percent) of net income. If SANEPAR decides that the investments and obligations set forth in its BUSINESS PLAN and ANNUAL BUDGET will be financed by means of issuance of securities or obtainment of loans, the PARTIES may, by mutual agreement, approve the distribution of other additional portions of net income, in the form of dividends or interest on SANEPAR's capital.

EIGHT - ASSIGNMENT AND PLEDGE OF SANEPAR SHARES

8.1 Subject to the conditions established in this Shareholders' Agreement, in Brazilian law and in the Constitution of the State of Parana, the PARTIES may assign their SHARES, regardless of consent or preferential right of the other PARTY.

8.2 In view of the fact that the STATE is continuing in the capacity of controlling shareholder of SANEPAR, any assignment of SHARES by the STATE may only occur in accordance with applicable legal and regulatory provisions and must be for blocks of its SHARES so as to preserve the inherent value of same.

8.2.1 In the event of any assignment by the STATE of SHARES or of subscription rights that it holds, it will first be ensured that the purchaser will abide by the terms of this Agreement and will sign it upon the transfer of the SHARES to its name, so as to ensure performance of the rights and obligations herein established.


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8.2.2 If the STATE decides to sell its stake in SANEPAR, the COMPANY may, if it wishes, participate in the process on the same conditions as third parties.

8.3 If the COMPANY reduces its stake, at any time, to less than 20% (twenty percent) of the common shares of SANEPAR, this Agreement will be terminated in full.

8.4 Either of the PARTIES may pledge the SHARES it owns. However, the provisions above are applicable if, while the pledge is in effect, the SHARES are transferred to third parties.

8.5 The COMPANY may only assign the SHARES it owns to a legal entity that is its parent company, its subsidiary, or is under common control with it, provided that (a) the assignee expressly states in writing that it unconditionally accepts the terms of this Agreement, and (b) the assignee continues to be a parent company, subsidiary or under common control with the COMPANY. In this case, the COMPANY and its assignee will jointly exercise the rights attributed by this Agreement to the COMPANY, and will be jointly and severally liable for their respective obligations.

8.6 Any assignment or pledge of the SHARES that does not comply with the provisions of this Clause will be null, and the respective transfer or notation in the books of SANEPAR is prohibited.

NINE - BREACH OF CONTRACT AND SPECIFIC PERFORMANCE

9.1 In view of the nature of this Shareholders' Agreement, the PARTIES recognize that if there is a breach of the obligations assumed hereunder, any indemnification of losses and damages does not constitute sufficient reparation. Therefore, without prejudice to the losses and damages that may occur, any obligation to which reference is made herein that is not performed by either of the PARTIES may be the object of specific performance by means of a judicial order for supply or replacement of the act, vote or measure performed, rejected, or omitted contrary to the provisions of this Agreement, in accordance with the applicable provisions.


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9.2   The PARTIES will be liable, respectively, for the direct and indirect losses that each causes the other, as well as those caused to SANEPAR, due to failure to perform in a timely manner the obligations attributed by this Agreement, except, however, for lost profits.

TEN - MISCELLANEOUS PROVISIONS

10.1 The PARTIES agree, for themselves and for their successors of any kind, to perform this Agreement according to the conditions set forth herein.

10.2 Failure to exercise, in whole or in part, the rights attributed by this Agreement to either of the PARTIES does not imply waiver, renunciation or novation; rather, it constitutes an act of mere tolerance.

10.3 Any amendment to this Agreement will be valid only if it is in the form of a written document signed by the legal representatives of both PARTIES.

10.4 If any provision of this Agreement is deemed unenforceable by virtue of a government or judicial decision, the PARTIES agree to replace that provision by another that produces an equivalent result so as to preserve, to the maximum extent possible, the integrity of the commitments mutually assumed hereunder.

10.5 Aside from the other obligations and commitments assumed by the STATE in this AGREEMENT, the STATE further agrees to:

(a) implement proposals to develop alternative forms of capitalization, in order to provide flexibility to the capital structure of SANEPAR;

(b) make its best efforts to eliminate factors that restrict the flexibility of administrative and management actions of SANEPAR, in order to provide it with conditions under which it may achieve its objectives, and ensure it the necessary administrative autonomy;


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(c)   exempt performance of the following operating activities of SANEPAR from prior authorization by the State Executive Branch, except for those cases established by law:

      (c.1) selection, hiring, compensation, promotion, training and development of personnel, as well as the practice of any other operating activities related to human resources;

      (c.2) negotiation and execution of collective labor agreements of an economic or legal nature, subject to the parameters and goals agreed upon herein;

      (c.3) taking of trips by managers and employees;

      (c.4) arrangement and renewal of credit transactions of any kind with financial institutions and with suppliers of goods and/or services, whether domestic or international, including commercial leases, and also the issuance of bonds and any other securities in the domestic and international markets, subject to the limits established by the BYLAWS;

      (c.5) arrangement and renewal of loan transactions and financing, discounted paper, and commercial leases of any kind, performed by financial institutions and commercial leasing companies; and

      (c.6) drafting, execution and revision of the plan, budget, and expansion plan of SANEPAR.

10.6 Aside from the other obligations and commitments assumed by the COMPANY in this AGREEMENT, the COMPANY further agrees to make its knowledge available to SANEPAR in order to support the technical, operating, commercial, financial and management areas with the objective of developing and improving the services and improving the profitability and productivity of SANEPAR, as follows:

(a)   human resources, including fully qualified professionals;

(b)   methods and programs designed to reduce system losses;


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(c)   methods for analyzing the technical and economic/financial feasibility of projects;

(d) methods for evaluating the business data of SANEPAR in order to provide it with management, operating and marketing tools compatible with the new needs of the business environment;

(e) technical studies designed for the development, implementation and operation of the services; and

(f) studies of alternative sources of obtaining financial resources from the domestic and international capital markets.

10.6.1 The commitments assumed in this Agreement will not include services involving licenses or intellectual property rights owned by the COMPANY, which will be dependent upon specific contracting in accordance with applicable law.

ELEVEN - TEMPORARY PROVISIONS

11.1 In order to carry out the terms of this Agreement with regard to the composition of the [administrative] bodies of SANEPAR, the PARTIES will hold, within 30 (thirty) days of the execution of this Agreement, a General Shareholders' Meeting or General Shareholders' Meetings whose purpose will be to:

(a) amend the BYLAWS so as to accurately reflect the form attached hereto, which forms an integral part of this Agreement, and

(b) elect the members of the Board of Directors, subject to the provisions of the relevant clauses of this Agreement with regard to the filling of the respective positions.


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                                                                 [initials]
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11.1.1 The PARTIES agree to vote in a block at the General Shareholders' Meeting to approve the resolutions passed with regard to performance of this Agreement. In addition, the PARTIES agree to ensure that within 30 (thirty) days of the aforementioned General Shareholders' Meeting, the Board of Directors will elect the Management Board of SANEPAR in accordance with the provisions set forth in this Shareholders' Agreement

11.2 In order to provide liquidity for a portion of the shareholdings of the PARTIES without compromising the power of control, the PARTIES agree to initiate, within 6 (six) months of the date of this Agreement, the process of making SANEPAR'S capital public by making it a public company, pursuant to the Law of Stock Corporations and the regulations of the Securities Commission, and to pass all shareholder resolutions and make all administrative decisions necessary to this end.

11.3 The PARTIES will exert their best effort to seek alternatives that make it possible, at a reasonable cost, to convert part of their common shares to preferred shares, so that the capital structure of SANEPAR approaches or reaches the limit of 2/3 preferred shares.

TWELVE - NOTICES

12.1 Any notices that must be exchanged between the PARTIES by reason of this Agreement will be given in writing, through a letter or fax confirmed by a letter, with proof of receipt, to the following addresses:

STATE: Secretaria de Estado da Fazenda [State Secretary of Finance] Rua Vicente Machado, no. 445 - Curitiba - PR - CEP 80420-010

COMPANY:

Av. Candido de Abreu, no. 651, 4(0) andar - Curitiba - PR - CEP 80530-907


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                                                                 [initials]
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THIRTEEN - FILING

13.1 This Agreement will be filed by SANEPAR in accordance with the law. SANEPAR agrees to ensure that this is properly done and to notify the PARTIES promptly of any act or omission that is in violation of the conditions herein established.

FOURTEEN - LIFE

14.1 This Agreement will have a life of 15 (fifteen) years, as of the date on which it is signed.

FIFTEEN - APPLICABLE LAW AND DISPUTES

15.1  This Agreement will be governed solely by Brazilian laws.

15.2 The parties will attempt to resolve amicably their differences regarding this Agreement, in the spirit of good faith that inspires them. However, if it is not possible to reach an amicable solution to the disputes that may arise with regard to the interpretation or application of this instrument, they will be definitively resolved by means of arbitration, carried out in accordance with the Rules of Arbitration of the International Chamber of Commerce of Paris, by three arbitrators appointed pursuant to the aforementioned rules. The arbitration will take place in the city of Curitiba and will be conducted in the Portuguese language.

15.3 For enforcement of the arbitration decision and disputes requiring resolution that cannot be submitted to arbitration, the applicable jurisdiction will be Curitiba, State of Parana, to the exclusion of any other, regardless of category.


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                                                                 [initials]
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It having been so agreed, the parties hereby sign 3 (three) identical copies of this document, having a single tenor and purpose, together with the witnesses appearing below.

Curitiba, September 4, 1998


                                  [signature]
                                  Giovani Gionedis
                   SECRETARY OF STATE OF THE STATE OF PARANA


                [signature]               [signature]
                Jose Renato de Camargos - Christophe Malik Akli
                              DOMINO HOLDINGS S/A

Accepted and agreed:


[signature]
SANEPAR - SANEAMENTO DO PARANA S.A.

Witnesses:


(a) [signature]                         (b) [signature]
Name: Josh Luiz C. Taborda Rauen        Name: Ninon Cristiane Sovierzoski
Taxpayer ID: 254.801.119-49             Taxpayer ID: 355.556.029-87


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